Exhibit 1.1

ALMONTY INDUSTRIES INC.

18,000,000 Common Shares

UNDERWRITING AGREEMENT

Dated: December 8, 2025

ALMONTY INDUSTRIES INC.

(A corporation incorporated under the Canada Business Corporations Act)

18,000,000 Common Shares

UNDERWRITING AGREEMENT

December 8, 2025

BofA Securities, Inc.

as Representative of the several Underwriters

c/o	BofA Securities, Inc.
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Almonty Industries Inc., a corporation incorporated under the Canada Business Corporations Act (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule A hereto, acting severally and not jointly (the “Underwriters”), for whom BofA Securities, Inc. is acting as representative (the “Representative”), an aggregate of 18,000,000 Common Shares (as defined below) (the “Initial Securities”), as set forth on Schedule A hereto. In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 2,700,000 Common Shares (the “Option Securities”) from the Company for the purpose of covering over-allotments in connection with the sale of the Initial Securities. The Initial Securities and the Option Securities are collectively called the “Securities”.

To the extent there are no additional Underwriters listed on Schedule A other than BofA Securities, Inc., references to multiple Underwriters shall be disregarded and the term Representative as used herein shall have the same meaning as Underwriter.

The Underwriters propose to make a public offering of the Securities in the United States only as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Canadian Securities Regulators (as defined below) the Canadian Base Shelf Prospectus (as hereinafter defined) relating to the distribution, from time to time, of common shares, preferred shares, debt securities, warrants, subscription receipts and units of the Company, omitting the Shelf Information (as hereinafter defined) in accordance with the Shelf Procedures (as hereinafter defined) and that the Company has received a Receipt for the Canadian Base Shelf Prospectus on October 31, 2025. The term “Canadian Base Shelf Prospectus” means the final short form base shelf prospectus dated October 31, 2025 at the time the Receipt was issued with respect thereto in accordance with Canadian Securities Laws (as hereinafter defined), including the Shelf Procedures, and includes all documents incorporated by reference therein and the documents otherwise deemed to be a part thereof or included therein pursuant to Canadian Securities Laws. The Company has also prepared and filed a preliminary prospectus supplement relating to this offering, which excluded certain Shelf Information, with the Canadian Securities Regulators, in accordance with the Shelf Procedures (including the documents incorporated by reference therein, the “Canadian Preliminary Prospectus Supplement”). The Canadian Preliminary Prospectus Supplement, together with the Canadian Base Shelf Prospectus, is hereinafter called the “Canadian Preliminary Prospectus”.

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The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to the Canada/United States Multi-Jurisdictional Disclosure System adopted by the Commission, a registration statement on Form F-10 (File No. 333-291009) covering the public offering and sale of the securities qualified under Applicable Securities Laws (as hereinafter defined) by the Canadian Base Shelf Prospectus, including the Securities, under the Securities Act (as hereinafter defined) (the Canadian Base Shelf Prospectus, together with any documents incorporated by reference therein, any supplements or amendments thereto and with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission, in the form included in such Form F-10, the “U.S. Base Prospectus” and such registration statement, including the prospectus contained therein at the time it become effective, as amended or supplemented, and the exhibits thereto and the documents incorporated by reference therein, in the form in which it became effective, is herein called the “Registration Statement”). The Company has also prepared and filed with the Commission an Appointment of Agent for Service of Process and Undertaking on Form F-X (the “Form F-X”) in conjunction with the filing of the Registration Statement. The Company has also prepared and filed with the Commission, in accordance with General Instruction II.L of Form F-10, the Canadian Preliminary Prospectus Supplement, with such deletions therefrom and additions or changes thereto, as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission (the “U.S. Preliminary Prospectus Supplement”). The U.S. Preliminary Prospectus Supplement, together with the U.S. Base Prospectus, is hereinafter called the “U.S. Preliminary Prospectus”. The U.S. Preliminary Prospectus and the Canadian Preliminary Prospectus are hereinafter collectively referred to as the “Preliminary Prospectuses”.

In addition, the Company will (i) prepare and file, as promptly as practicable and in any event by 5:00 p.m. (Eastern time) on the date hereof, with the Canadian Securities Regulators, in accordance with the Shelf Procedures, a final prospectus supplement setting forth the Shelf Information (including any documents incorporated by reference therein and any supplements or amendments thereto, the “Canadian Prospectus Supplement”, and, together with the Canadian Base Shelf Prospectus and the Canadian Preliminary Prospectus Supplement, the “Canadian Prospectus”), and (ii) prepare and file with the Commission, within one business day following the filing of the Canadian Prospectus Supplement with the Canadian Securities Regulators, in accordance with General Instruction II.L of Form F-10, the Canadian Prospectus Supplement, with such deletions therefrom and additions or changes thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission (the “U.S. Prospectus Supplement”, and together with the U.S. Base Prospectus, the “U.S. Prospectus”). The information, if any, included in the Canadian Prospectus Supplement that is omitted from the Canadian Base Shelf Prospectus for which a Receipt has been obtained, but that is deemed under the Shelf Procedures to be incorporated by reference into the Canadian Base Shelf Prospectus as of the date of the Canadian Prospectus Supplement, is referred to herein as the “Shelf Information”. The U.S. Prospectus Supplement and the Canadian Prospectus Supplement are hereinafter collectively referred to as the “Prospectus Supplements” and the U.S. Prospectus and the Canadian Prospectus are hereinafter each referred to as a “Prospectus” and collectively referred to as the “Prospectuses”.

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Any reference herein to any “amendment” or “supplement” to the U.S. Base Prospectus, the U.S. Prospectus, the Canadian Base Shelf Prospectus or the Canadian Prospectus shall be deemed to refer to and include (i) the filing of any document with any Canadian Securities Regulators or the Commission after the date of such U.S. Base Prospectus, U.S. Prospectus, Canadian Base Shelf Prospectus or Canadian Prospectus, as the case may be, which is incorporated therein by reference or is otherwise deemed to be a part thereof or included therein by the U.S. Securities Act or Canadian Securities Laws, as applicable, and (ii) any such document so filed.

For purposes of this Agreement, all references to the U.S. Offering Documents or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company and the Representative (on behalf of itself and each of the other Underwriters) each acknowledge and agree that (i) the Securities have not been, and will not be, qualified by a prospectus for distribution in any province or territory of Canada and that the Securities may not be offered or sold, directly or indirectly, in any province or territory in Canada ; and (ii) any offers or sales of the Securities in the United States will be conducted through the Underwriters, or one or more affiliates of the Underwriters duly registered as a broker-dealer in compliance with U.S. Securities Laws and the requirements of FINRA (as hereinafter defined).

As used in this Agreement:

“Applicable Time” means 8:28 P.M., New York City time, on December 8, 2025 or such other time as agreed by the Company and the Representative.

“Applicable Securities Laws” means the Canadian Securities Laws and the U.S. Securities Laws.

“Canadian Offering Documents” means each of the Canadian Prospectus and any Canadian Prospectus Amendment, including the documents incorporated or deemed to be incorporated by reference therein and any Marketing Documents.

“Canadian Prospectus Amendment” means any amendment to the Canadian Prospectus, including the documents incorporated or deemed to be incorporated by reference therein.

“Canadian Securities Laws” means the applicable securities laws of each of the Provinces of Alberta, British Columbia and Ontario and the respective rules, regulations, blanket rulings, orders and notices made thereunder and the applicable local, national and multilateral instruments and policies, including all companion policies and other policy statements relating thereto, adopted by the Canadian Securities Regulators.

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“Canadian Securities Regulators” means the Reviewing Authority, the Alberta Securities Commission and the British Columbia Securities Commission.

“Common Shares” means common shares in the capital of the Company, without par value.

“Companion Policy 71-101CP” means Companion Policy 71-101CP – to National Instrument 71-101 The Multijurisdictional Disclosure System.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the U.S. Preliminary Prospectus Supplement and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Marketing Documents” means any marketing materials approved in accordance with Section 3(e).

“marketing materials” has the meaning given to it in NI 41-101.

“Material Subsidiaries” means each of Woulfe Mining Corp, Yeongwha Mining Corp. and Almonty Korea Tungsten Corporation.

“NI 41-101” means National Insturment 41-101 – General Prospectus Requirements.

“NI 44-101” means National Instrument 44-101 – Short Form Prospectus Distributions.

“NI 44-102” means National Instrument 44-102 – Shelf Distributions.

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“NI 52-109” means National Instrument 52-109 – Certification of Disclosure in Issuer’s Annual and Interim Filings.

“Offering Documents” means the Canadian Offering Documents and the U.S. Offering Documents.

“Receipt” means the receipt issued by the Reviewing Authority, which is deemed to also be a receipt of the other Canadian Securities Regulators pursuant to Multilateral Instrument 11-102 — Passport System and National Policy 11-202 — Process for Prospectus Reviews in Multiple Jurisdictions, for the Canadian Base Shelf Prospectus and any Canadian Prospectus Amendment, as the case may be.

“Reviewing Authority” means the Ontario Securities Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended and the rules and regulations of the Commission thereunder.

“Shelf Information” has the meaning given to it in the fifth paragraph of this Agreement.

“Shelf Procedures” means NI 44-101 and NI 44-102.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the Securities Act.

“Underwriter Information” means written information furnished to the Company by or on behalf of any Underwriter (including through the Representative) expressly for use in any Offering Document. For purposes of this Agreement, the only information so furnished shall be the information in the fourth paragraph under the heading “Plan of Distribution – General,” the information in the first, third, fourth and fifth paragraphs under the heading “Plan of Distribution – Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Plan of Distribution – Electronic Distribution” in each case contained in the Prospectuses.

“U.S. Amended Prospectus” means any amendment or supplement to the U.S. Prospectus.

“U.S. Offering Documents” means the Registration Statement, any U.S. Registration Statement Amendment, the U.S. Prospectus, any U.S. Amended Prospectus and the General Disclosure Package.

“U.S. Registration Statement Amendment” means any amendment to the Registration Statement and any post-effective amendment to the Registration Statement filed with the Commission during the Distribution of the Securities.

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“U.S. Securities Laws” means all applicable United States securities laws, including, without limitation, the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Prospectuses shall include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by the Securities Act to be a part of or included in the Registration Statement, any Preliminary Prospectus or the Prospectuses, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectuses shall include the filing of any document under the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the Canadian Securities Laws, which is incorporated by reference in or otherwise deemed by Form F-10 under the Securities Act to be a part of or included in the Registration Statement, such Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Additional Closing Date (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. Each of the Registration Statement and any amendment thereto has become effective under the Securities Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or any Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by any Canadian Securities Regulator, the Toronto Stock Exchange, the Frankfurt Stock Exchange, the Australian Securities Exchange (the “ASX”), the Nasdaq Capital Market or otherwise. The Company has complied, to the satisfaction of the Commission or the Reviewing Authority, as the case may be, with each request (if any) from the Commission and the Reviewing Authority for additional information in respect of the Offering Documents.

The U.S. Preliminary Prospectus delivered to the Underwriters for use in connection with this offering and the U.S. Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(ii) Accurate Disclosure. The Canadian Base Shelf Prospectus complied, as of the time of filing thereof, and all other Canadian Offering Documents as of the time of filing thereof will comply, in all material respects with the applicable requirements of Canadian Securities Laws; the Canadian Base Shelf Prospectus, as of the time of filing thereof, did not, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and any Additional Closing Time, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Base Shelf Prospectus, as of the time of filing thereof, constituted, and all other Canadian Offering Documents, as of the time of filing thereof and as of the Closing Time and any Additional Closing Time, as the case may be, will constitute, full, true and plain disclosure of all material facts relating to the Securities and to the Company.

Each of the Registration Statement and any post-effective amendment thereto, at the time each became effective, complied in all material respects with the applicable requirements of the Securities Act. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Additional Closing Date, did or will, as the case may be, contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The U.S. Preliminary Prospectus complied, as of the time of filing thereof, and the U.S. Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof, will comply, in all material respects with the applicable requirements of U.S. Securities Laws. The U.S. Preliminary Prospectus did not, as of the time of filing thereof, and the U.S. Prospectus and any U.S. Amended Prospectus, as of the time of filing thereof and as of the Closing Date and any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The General Disclosure Package and any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, as of the Applicable Time did not, and as of the Closing Time and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectuses, at the Effective Time and the Applicable Time, or when such documents incorporated by reference were filed with the Commission or the Canadian Securities Regulators, as the case may be, complied with the applicable securities laws in all material respects and when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectuses, as the case may be, did not and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

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The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectuses (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter (including through the Representative) expressly for use therein.

(iii) Incorporation of Documents by Reference. The Company satisfies the requirements with respect to incorporation of documents by reference in the Registration Statement pursuant to Part I, Item 4 of Form F-10 under the Securities Act.

(iv) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the U.S. Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof, that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(v) Foreign Private Issuer; Form F-X; NI 44-101. The Company (A) is a “foreign private issuer” (as defined in Rule 405 under the Securities Act) and (B) is entitled to and meets the requirements to use Form F-10 under the Securities Act to register the offering of the Securities under the Securities Act. The Company has prepared and filed with the Commission the Form F-X. The Registration Statement and the Form F-X conform, and any further amendments to the Registration Statement or the Form F-X will conform, in all material respects to the requirements of the Securities Act. The Company is qualified under Canadian Securities Laws to file a prospectus in the form of a short form base shelf prospectus.

(vi) Testing-the-Waters Materials. The Company (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representative (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Securities Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Securities Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Securities Act and (B) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule D hereto. Any individual Written Testing-the-Waters Communication prepared or authorized by the Company does not conflict with the information contained in the Registration Statement, the General Disclosure Package or the Canadian Preliminary Prospectus, complied in all material respects with the applicable provisions of the Securities Act and, when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Time and as of any Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(vii) Compliance with Canadian Laws and Regulations. No cease trade order preventing or suspending the use of the Canadian Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened, by any of the Canadian Securities Regulators; as of their respective dates and upon filing with the Canadian Securities Regulators, the Canadian Prospectus complied in all material respects with all applicable Canadian Securities Laws.

(viii) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer.

(ix) Emerging Growth Company Status. From the time of the initial filing of the Registration Statement with the Commission through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”).

(x) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Offering Documents are independent public accountants with respect to the Company and its consolidated subsidiaries as required by the Securities Act, the Public Company Accounting Oversight Board and applicable Canadian Securities Laws. There has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with such auditors with respect to audits of the Company.

(xi) Financial Statements. The consolidated financial statements included or incorporated by reference in the Offering Documents, together with the related schedules and notes, comply in all material respects with the applicable requirements of the Securities Act and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; such financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The supporting schedules included or incorporated by reference in the Offering Documents, if any, present fairly, in all material respects, in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Offering Documents present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Offering Documents under the Securities Act.

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(xii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Offering Documents, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its consolidated subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its consolidated subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its consolidated subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(xiii) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of Canada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not be reasonably expected to result in a Material Adverse Effect.

(xiv) Good Standing of Subsidiaries. Each of the Company’s subsidiaries has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization (where such concept exists), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Documents and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not be reasonably expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Offering Documents, all of the issued and outstanding capital stock of each of the Company’s subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of the Company’s subsidiaries were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(xv) Capitalization. The authorized, issued and outstanding share capital of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectuses under the caption “Consolidated Capitalization”. The outstanding share capital of the Company has been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding share capital of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

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(xvi) Due Authorization. The Company has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities pursuant to this Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company. The Common Shares conform in all material respects to the statements relating thereto contained in the Offering Documents and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered or qualified for distribution pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Securities Act pursuant to this Agreement.

(xix) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its articles, by-laws or similar constating or organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein and in the Offering Documents (including the issuance and sale of the Securities and the use of the proceeds received from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of (A) the provisions of the articles, by-laws or similar organizational document of the Company or any of its subsidiaries or (B) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity (except, in the case of the foregoing clause (B), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its subsidiaries.

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(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or its Material Subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Material Subsidiaries’ principal suppliers, manufacturers, customers or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its Material Subsidiaries, which, if determined adversely to the Company or any of its Material Subsidiaries, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any of its Material Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Offering Documents, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xxii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectuses or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act, the rules of the NASDAQ Stock Market LLC, the rules of the Toronto Stock Exchange, the rules of the Frankfurt Stock Exchange, the rules of the ASX, Companion Policy 71-101CP, U.S. state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxiv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses.

(xxv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (A) such as are described in the Offering Documents or (B) where the failure to hold any such title free and clear of mortgages, pledges, liens, security interests, claims, restrictions or encumbrances would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or its subsidiaries hold properties described in the Offering Documents, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the Company or any of its subsidiaries’ ownership of any real property or other property or the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(xxvi) Possession of Intellectual Property. To the knowledge of the Company, the Company and its Material Subsidiaries own or possess adequate rights under all patents, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, and domain names (including all registrations and applications for registration of, the foregoing) (collectively, “Intellectual Property”) used in or reasonably necessary to carry on their respective businesses in all material respects as currently conducted and as proposed to be conducted in the Offering Documents. To the knowledge of the Company, the Intellectual Property of the Company and its Material Subsidiaries is not being infringed, misappropriated or otherwise violated by any person. To the knowledge of the Company, there is no pending or threatened action, suit, proceeding or claim by any third party (i) challenging the Company’s or any of its Material Subsidiaries’ rights in or to, or alleging the violation of any of the terms of, any of the Company’s Intellectual Property, or (ii) challenging the validity, enforceability or scope of any Intellectual Property owned by or exclusively licensed to the Company or any of its Material Subsidiaries, where such challenge would reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, (i) the Company’s and its Material Subsidiaries’ conduct of their respective businesses as currently conducted does not infringe, misappropriate or otherwise violate any Intellectual Property of any person and (ii) the Company and its Material Subsidiaries have not received any written notice of any claim alleging that the conduct of their business as currently conducted infringes, misappropriates or otherwise violates any person’s Intellectual Property.

(xxvii) Environmental Laws. (A) Neither the Company nor any of its Material Subsidiaries is in material violation of any federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, policy, rule of common law or any legally enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, or any other legally enforceable requirements relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Material Subsidiaries have all material permits, licenses, certificates, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with, and have not materially violated, their requirements, (C) to the knowledge of the Company, the Company and its Material Subsidiaries have not received written notice of any actual or potential material liability or obligation under or relating to, or any actual or potential material violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, (D) there is no proceeding that is pending or, to the knowledge of the Company, threatened, against the Company or any of its Material Subsidiaries under any Environmental Laws in which a Governmental Entity is also a party, other than such proceeding that would reasonably be expected to give rise to liability under any Environmental Laws, singly or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect, and (E) to the knowledge of the Company, there are no facts, events or circumstances that would reasonably be expected to give rise to liability under any Environmental Laws, singly or in the aggregate, that has or may reasonably be expected to have a Material Adverse Effect.

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(xxviii) Compliance with ERISA. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (B) no Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (C) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meanings of Section 304 and 305 of ERISA); (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; and (E) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA).

(xxix) Disclosure Controls. The Company maintains or will maintain by the Effective Time an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act and NI 52-109) that complies with the requirements of the Exchange Act applicable to the Company and the requirements of NI 52-109 and Canadian Securities Laws and that has been designed to ensure that information relating to the Company and its subsidiaries is made known to the Company’s and its subsidiaries’ management by others within the Company and its subsidiaries.

(xxx) Accounting Controls. The Company maintains and will maintain following the Effective Time effective “internal control over financial reporting” (as defined in NI 52-109) and will maintain following the Effective Time effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act). The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Offering Documents, since the end of the Company’s most recent audited fiscal year, there has been and are (1) no material weaknesses in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(xxxi) Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the U.S. Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect.

(xxxii) Payment of Taxes. The Company and its subsidiaries have filed all Returns that are required to have been filed by them pursuant to applicable law except insofar as the failure to file such Returns would not result in a Material Adverse Effect, and have paid all Taxes required to be paid by them, whether or not such Taxes are shown on a Return or on any assessments or reassessments, except for such Taxes, if any, as are being contested in good faith, to which adequate reserves have been established by the Company and for which no execution or enforcement action may be taken in respect of such contested Taxes. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect. “Returns” means all returns, declarations, reports, estimates, information, elections and statements required to be filed or sent in respect of any Taxes assessed by a taxing authority. “Taxes” means all taxes, duties, levies, assessments, reassessments and other charges together with all related penalties, interest and fines, payable in respect of periods ending on or before the Closing Time to any domestic or foreign government (federal, provincial, state, municipal or otherwise) or to any regulatory authority, agency, commission or board of any domestic or foreign government, or imposed by any court or any other law, regulation or rule making entity having jurisdiction in the relevant circumstances, applicable, as the case may be, to any of the Company and its subsidiaries.

(xxxiii) Insurance. The Company and its Material Subsidiaries, taken as a whole, carry or are entitled to the benefits of insurance, with insurers the Company reasonably believes to be reputable, in such amounts and covering such risks as the Company reasonably believes is generally maintained by companies of comparable size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or its Material Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(xxxiv) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Material Subsidiaries, on the one hand, and the directors, officers or stockholders of the Company or any of its Material Subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the U.S. Prospectus and that is not so described in such documents and in the General Disclosure Package.

(xxxv) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectuses will not be required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

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(xxxvi) Absence of Manipulation. Neither the Company nor, to the Company’s knowledge, any affiliate of the Company has taken, nor will the Company or its subsidiaries take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxvii) Cybersecurity; Data Protection. The Company and its Material Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Material Subsidiaries as currently conducted. The Company and its Material Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses. To the Company’s knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability. The Company and its Material Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and external policies published by the Company, and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data (“Data Security Obligation”) from unauthorized use, access, misappropriation or modification, except as would not, singly or in the aggregate, result in a Material Adverse Effect. There is no material action, suit or proceeding by or before any court or governmental agency, authority or body pending alleging material non-compliance with any Data Security Obligation.

(xxxviii) No Unlawful Payments. None of the Company or any of its subsidiaries, or, to the Company’s knowledge, any director, officer, employee, agent or representative of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person to improperly influence official action by that person for the benefit of the Company or its subsidiaries or affiliates, or to otherwise secure any improper advantage, or to any person in violation of (a) the U.S. Foreign Corrupt Practices Act of 1977, (b) the UK Bribery Act 2010, and (c) any other applicable law, regulation, order, decree or directive having the force of law and relating to bribery or corruption (collectively, the “Anti-Corruption Laws”).

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(xxxix) Money Laundering Laws. The operations of the Company and each of its subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including the financial recordkeeping and reporting requirements contained therein, and including the Bank Secrecy Act of 1970, applicable provisions of the USA PATRIOT Act of 2001, the Money Laundering Control Act of 1986, and the Anti-Money Laundering Act of 2020, (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xl) No Conflicts with Sanctions Laws. None of the Company, any of its Material Subsidiaries, or, to the knowledge of the Company, any director, officer, employee, agent, affiliate, or representative of the Company or any of its Material Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are: the subject of any economic, financial or trade sanctions administered or enforced by the United States Government (including the U.S. Department of the Treasury’s Office of Foreign Assets Control, and the U.S. Department of State and the U.S. Department of Commerce), the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Material Subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive territorial Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran and North Korea). The Company and each of its Material Subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(xli) Use of Proceeds. The Company will not, directly or knowingly indirectly, use any part of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with any Person that, at the time of such funding or facilitation, is the target of Sanctions, or in any country or territory that, at the time of such funding or facilitation, is the target of comprehensive territorial Sanctions, in violation of Sanctions; (ii) to fund or facilitate any money laundering or terrorist financing activities or otherwise in violation of applicable Anti-Money Laundering Laws; (iii) in violation of applicable Anti-Corruption Laws; or (iv) in any other manner that would constitute or result in a violation of any Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, or investor).

(xlii) Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions. The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws, the Anti-Money Laundering Laws and Sanctions.

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(xliii) Relationship with Underwriters. The Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds received by the Company from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter and (iii) is not otherwise a “connected issuer” or a “related issuer” (each as defined in National Instrument 33-105 – Underwriting Conflicts) of any Underwriter.

(xliv) Maintenance of Rating. The Company has no debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as such term is defined in Section 3(a)(62) in the Exchange Act).

(xlv) Maintenance of Listing. The Company’s outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange, the Nasdaq Capital Market, the Frankfurt Stock Exchange and the ASX.

(xlvi) Reporting Issuer. The Company (A) has been subject to the continuous disclosure requirements of the Canadian Securities Regulators and the rules and regulations of the Toronto Stock Exchange for at least 12 months immediately preceding the filing of the Registration Statement with the Commission and (B) is a reporting issuer in good standing in the Provinces of Alberta, British Columbia and Ontario under the Canadian Securities Laws.

(xlvii) Continuous Disclosure. The Company is in compliance in all material respects with its continuous and timely disclosure obligations under Canadian Securities Laws and the rules and regulations of the Toronto Stock Exchange, U.S. Securities Laws and the rules and regulations of the Nasdaq Capital Market, the Frankfurt Stock Exchange and the ASX and has filed all documents required to be filed by it with the Canadian Securities Regulators under applicable Canadian Securities Laws and with the Commission under applicable U.S. Securities Laws, and no document has been filed on a confidential basis with the Canadian Securities Regulators or the Commission that remains confidential at the date hereof. None of the documents filed by the Company in accordance with applicable Canadian Securities Laws contained, as at the date of filing thereof, a misrepresentation (as such term is defined under Canadian Securities Laws or any of them).

(xlviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Offering Documents are based on or derived from sources that the Company reasonably believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xlix) Transfer Taxes. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other Taxes are payable by or on behalf of the Underwriters to the government of Canada or to any political subdivision or taxing authority thereof or therein in connection with (A) the execution and delivery of this Agreement; (B) the issuance, sale and delivery by the Company of the Securities to or for the respective accounts of the Underwriters or (C) the purchase from the Company and the sale and delivery outside Canada by the Underwriters of the Securities to the initial purchasers thereof in the manner contemplated in this Agreement.

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(l) No Reduction from Amounts Payable. All amounts payable by the Company under this Agreement shall be made free and clear of and without withholding or deduction for or on account of any taxes imposed, assessed or levied by the government of Canada or any authority thereof or therein, unless required by law. No Taxes are imposed in Canada on, or by virtue of the execution or delivery of, such Agreement.

(li) Transfer Agents. Computershare Investor Services Inc., at its principal office in the city of Vancouver, has been duly appointed as registrar and transfer agent for the Common Shares in Canada, and Computershare Investor Services Inc, at its principal office in the city of Canton, MA, has been duly appointed as registrar and transfer agent for the Common Shares, including the Securities, in the United States.

(lii) Mining Claims. All interests in material mining claims, concessions, exploitation or extraction rights or other property interests or rights or similar rights (“Mining Claims”) that are held by the Company or any of its subsidiaries are completely and accurately described in all material respects in the Offering Documents. All Mining Claims that are held by the Company, any of its Material Subsidiaries or, to the knowledge of the Company, any other of the Company’s subsidiaries are in good standing, are valid and enforceable, are free and clear of any material encumbrances, liens or charges and no material royalty is payable in respect of any of them; there are no expropriations or similar proceedings or challenges to title or ownership, actual or threatened, of which the Company is aware or has received written notice, against the Mining Claims or any part thereof and neither the Company nor any of its Material Subsidiaries has received any written notice of the revocation or cancellation of, or, to the knowledge of the Company, any intention to revoke or cancel, any of the Mining Claims. Except as disclosed in the Offering Documents, no other material property rights are necessary for the conduct of the Company’s, its Material Subsidiaries’ or, to the knowledge of the Company, its other subsidiaries’ respective businesses as described therein, and there are no material restrictions on the ability of the Company, its Material Subsidiaries or the knowledge of the Company, its other subsidiaries, to use, transfer or otherwise exploit any such property rights except as required by applicable law; except as disclosed in the Offering Documents, the Mining Claims held by the Company or its Material Subsidiaries cover the properties required by the Company for the purposes described therein.

(liii) Compliance with Mining Laws. (i) The Company and its Material Subsidiaries (x) are, and at all prior times were, in material compliance with any and all applicable federal, state, provincial, municipal, local and foreign laws, rules, statutes, regulations, ordinances, codes, requirements, decisions and orders relating to exploration, mining and related activities (collectively, “Mining Laws”), (y) have received and are in material compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Mining Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential material liability under or relating to any Mining Laws and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, and (ii) except as described in the Offering Documents, (x) there are no material proceedings, including but not limited to orders, rights, directives, units or judgments, that are pending, or, to the knowledge of the Company, threatened, against the Company or any of its Material Subsidiaries under any Mining Laws in which a Governmental Entity is also a party, and (y) the Company and its Material Subsidiaries are not aware of any non-compliance with Mining Laws, or liabilities or other obligations under Mining Laws, that would (singly or in the aggregate) reasonably be expected to have a Material Adverse Effect.

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(liv) Mineral Resources and Mineral Reserves. The information relating to estimates by the Company of the proven and probable mineral reserves and the measured, indicated and inferred mineral resources associated with its mineral property projects contained in the Offering Documents has been prepared in all material respects in accordance with NI 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian industry standards set forth therein; the Company believes that all of the assumptions underlying such reserve and resource estimates are reasonable and appropriate and, subject to those assumptions being true and correct, that the projected production and operating results relating to its projects and summarized in the Offering Documents are achievable by the Company; the Company has filed with the Canadian Securities Regulators all technical reports required to be filed by it pursuant to NI 43-101.

(lv) Matters Related to Local, Native and Indigenous Groups. No dispute between the Company and any local, native or indigenous group exists, or to the knowledge of the Company, is threatened with respect to any of the Company’s properties or exploration activities, in each case that would reasonably be expected to have a Material Adverse Effect.

(lvi) Qualified Person. The technical report described and referred to in the Offering Documents (the “Technical Report”) was prepared in material compliance with NI 43-101 by or under the supervision of a “qualified person” (as defined in NI 43-101) that was, at the effective date of the Technical Report, independent (as determined in accordance with NI 43-101) of the Company and the Technical Report includes certificates of the qualified person responsible for the Technical Report as required by NI 43-101.

(lvii) No Covered Foreign Person. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. The consummation of the transactions contemplated by this Agreement will not result in the establishment of a covered foreign person or the engagement by a “person of a country of concern,” as defined in 31 C.F.R. § 850.221, in a covered activity, as that term is defined in in 31 C.F.R. § 850.208. Neither the Company nor any of its subsidiaries currently engage, or have plans to engage, directly or indirectly, in a covered activity.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or its subsidiaries delivered to the Representative or to counsel for the Underwriters in connection with the offering, or the purchase and sale, of the Securities pursuant to this Agreement shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

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SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, the respective number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, subject to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,700,000 Common Shares, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Additional Closing Date”) shall be determined by the Representative, but shall not be earlier than one full business day (unless such Additional Closing Date occurs at the Closing Time) or later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares. The option may be exercised solely to cover over-allotments in the sale of the Initial Securities by the Underwriters.

(c) Payment. Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Milbank LLP, or at such other place as shall be agreed upon by the Representative and the Company, at 9:30 A.M. (New York City time) on December 10, 2025 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Additional Closing Date as specified in the notice from the Representative to the Company.

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Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to BofA Securities, Inc. for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the BofA Securities, Inc., for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. BofA Securities, Inc., individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Additional Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company will effect all filings with the Commission and the Canadian Securities Regulators in the manner and within the applicable time periods required under the Securities Act and by section 4.3 of Companion Policy 71-101CP, respectively. The Company, subject to Section 3(b), will promptly notify the Representative, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the U.S. Preliminary Prospectus or the Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission or the Reviewing Authority, (iii) of any request by the Commission or the Reviewing Authority for any amendment to the Registration Statement or any amendment or supplement to the U.S. Preliminary Prospectus or the Prospectuses, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or any Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

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(b) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and all applicable Canadian Securities Laws so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectuses. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the Securities Act (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or any Prospectus in order that the General Disclosure Package or any Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or any Prospectus, as the case may be, in order to comply with the requirements of applicable law, the Company will promptly (A) give the Representative notice of such event (provided that the Representative shall be deemed to have received notice without any required action by the Company if such determination was made by counsel for the Underwriters), (B) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or any Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission and the Canadian Securities Regulators any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made by it, within 48 hours prior to the Applicable Time, pursuant to the Exchange Act; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, such number of copies of any Prospectus (as amended or supplemented) as such Underwriter may reasonably request. Any Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

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(e) Marketing Documents. During the distribution of the Securities, subject to Section 3(m), the Company shall prepare, in consultation with the Underwriters, and shall approve in writing, prior to the time that any such marketing materials are provided to potential Purchasers, a template version of any marketing materials reasonably requested to be provided by the Underwriters to any such potential Purchasers (which template version shall also be approved by the Representative, on behalf of the Underwriters), and such marketing materials shall comply with Applicable Securities Laws and shall be acceptable in form and substance to the Underwriters and their U.S. and Canadian counsel, acting reasonably.

(f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other U.S. jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g) Exchange Act. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectuses under “Use of Proceeds.”

(i) Listing. The Company will use its reasonable best efforts to effect the listing of its Common Shares (including the Securities) on the Nasdaq Capital Market, the Toronto Stock Exchange, the ASX and the Frankfurt Stock Exchange, as applicable, no later than the Closing Time.

(j) Restriction on Sale of Securities. During a period of 60 days from the date of the U.S. Prospectus Supplement, the Company will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Common Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security or debt outstanding on the date hereof and referred to in the Offering Documents, (C) any Common Shares issued or securities granted pursuant to the Company’s omnibus equity incentive plan or other security-based compensation arrangements of the Company referred to in the Offering Documents (collectively, “Incentive Plans”), (D) securities issued by the Company in connection with the acquisition by the Company or its subsidiaries of the equity securities, business, property or other assets of another person or entity or pursuant to any plan assumed by the Company in connection with such acquisition, (E) securities issued by the Company in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, commercial relationships or other strategic transactions) and (F) the filing of a registration statement on Form S-8; provided, however, that a recipient of any such securities issued by the Company pursuant to clauses (D) and (E) shall enter into an agreement substantially in the form of Exhibit A hereto; provided further, that securities issued by the Company pursuant to clauses (D) and (E) may not exceed, in the aggregate, 3% of the total number of Common Shares outstanding immediately following the completion of the transactions contemplated by this Agreement.

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(k) Press Release. If the Representative, in its sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) Reporting Requirements. The Company, during the period when a Preliminary Prospectus or Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares if and as may be required under Rule 463 under the Securities Act.

(m) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Offering Documents or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(n) Emerging Growth Company Status. The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Securities Act and (ii) completion of the 60-day restricted period referred to in Section 3(j).

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each Preliminary Prospectus, each Issuer Free Writing Prospectus and each Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any shares or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, if such fees and expenses are required to be incurred, provided that the amount payable by the Company pursuant to this clause (v) shall not exceed US$10,000, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants (provided that the travel, lodging and any car travel expenses of representatives of the Underwriters shall be paid for by the Underwriters), and the cost of aircraft and other transportation chartered in connection with the road show (provided that no aircraft shall be chartered without the prior approval of the Company), (viii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, provided that the amount payable by the Company pursuant to this clause (viii) shall not exceed US$40,000, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Capital Market and the Toronto Stock Exchange and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). For greater certainty, the Company will not be liable for any fees or disbursements of counsel to the Underwriters.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the Underwriters for all of their reasonably documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters; provided, however, that if this Agreement is terminated pursuant to Section 10, the Company shall only be required to reimburse the out-of-pocket expenses (including the reasonable fees and disbursements of counsel for the Underwriters) of, or attributable to, the Underwriters that have not failed to purchase the Securities that they have agreed to purchase hereunder.

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SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Shelf Information. The Registration Statement has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or any Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission or any Canadian Securities Regulator; and the Company has complied with each request (if any) from the Commission for additional information. A Canadian Prospectus Supplement and a U.S. Prospectus Supplement containing the Shelf Information shall have been filed with the Canadian Securities Regulators and the Commission, respectively, in the manner and within the time frame required by the Securities Act and applicable Canadian Securities Laws.

(b) Opinion of U.S. Counsel for Company. At the Closing Time, the Representative shall have received the written opinion and negative assurance letter, dated the Closing Time and addressed to the Underwriters, of Norton Rose Fulbright US LLP, U.S. counsel for the Company, in form and substance satisfactory to the Underwriters, acting reasonably.

(c) Opinion of Canadian Counsel for Company. At the Closing Time, the Representative shall have received the written opinion and negative assurance letter, dated the Closing Time and addressed to the Underwriters, of Norton Rose Fulbright Canada LLP, Canadian counsel for the Company, in form and substance satisfactory to the Underwriters, acting reasonably.

(d) Opinion of Regulatory Counsel for Company. At the Closing Time, the Representative shall have received the written opinion, dated the Closing Time and addressed to the Underwriters, of Kim & Chang, regulatory counsel for the Company, in form and substance satisfactory to counsel for the Underwriters.

(e) [Reserved].

(f) Opinion of U.S. Counsel for Underwriters. At the Closing Time, the Representative shall have received the written opinion and negative assurance letter, dated the Closing Time and addressed to the Underwriters, of Milbank LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

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(g) Opinion of Canadian Counsel for Underwriters. At the Closing Time, the Representative shall have received the written opinion, dated the Closing Time and addressed to the Underwriters, of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Documents, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to this Agreement at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the Securities Act has been issued, no order preventing or suspending the use of any Preliminary Prospectus or any Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened.

(i) Accountants’ Comfort Letters. On the date of this Agreement and on the Closing Time, Zeifmans LLP shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Offering Documents; provided, that the letter delivered on the Closing Time shall use a “cut-off” date no more than three business days prior to such Closing Time.

(j) Good Standing. The Representative shall have received on and as of the date hereof and the Closing Time, satisfactory evidence of the good standing (or its equivalent) of the Company in its jurisdiction of organization and in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdiction.

(k) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the TSX and the Nasdaq Capital Market, subject only to official notice of issuance.

(l) Lock-up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(m) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and its subsidiaries hereunder shall be true and correct as of each Additional Closing Date and, at the relevant Additional Closing Date, the Representative shall have received:

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(i) Officers’ Certificate. A certificate, dated such Additional Closing Date, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Additional Closing Date.

(ii) Opinion of U.S. Counsel for Company. At such Additional Closing Date, the Representative shall have received the written opinion and negative assurance letter, dated such Additional Closing Date and addressed to the Underwriters, of Norton Rose Fulbright US LLP, U.S. counsel for the Company, relating to the Option Securities to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) Opinion of Canadian Counsel for Company. At such Additional Closing Date, the Representative shall have received the written opinion and negative assurance letter, dated such Additional Closing Date and addressed to the Underwriters, of Norton Rose Fulbright Canada LLP, Canadian counsel for the Company, relating to the Option Securities to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) [Reserved].

(v) Opinion of U.S. Counsel for Underwriters. At such Additional Closing Date, the Representative shall have received the written opinion and negative assurance letter, dated such Additional Closing Date and addressed to the Underwriters, of Milbank LLP, counsel for the Underwriters, relating to the Option Securities to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 5(f) hereof.

(vi) Opinion of Canadian Counsel for Underwriters. At such Additional Closing Date, the Representative shall have received the written opinion, dated such Additional Closing Date and addressed to the Underwriters, of Blake, Cassels & Graydon LLP, Canadian counsel for the Underwriters, relating to the Option Securities to be purchased on such Additional Closing Date and otherwise to the same effect as the opinion required by Section 5(g) hereof.

(vii) Bring-down Comfort Letters. Zeifmans LLP shall have furnished to the Representative, at the request of the Company, a letter, in form and substance satisfactory to the Representative and dated such Additional Closing Date, substantially in the same form and substance as the letters furnished to the Representative pursuant to Section 5(i) hereof, except that the “cut-off date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Additional Closing Date.

(n) Additional Documents. At the Closing Time and at each Additional Closing Date (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

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(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on the Additional Closing Date which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Additional Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, “Claims”), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation or Canadian law, at common law or otherwise, insofar as such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a material fact (except any such statement made in reliance on and in conformity with the Underwriter Information) contained in the Shelf Information, any Preliminary Prospectus, the Registration Statement, any Prospectus, the Marketing Documents, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky application or other information or other documents executed by the Company filed in any state or other jurisdiction to qualify any or all of the Shares under the securities laws thereof (any such application, document or information being hereinafter referred to as a “Blue Sky Application”) or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. For greater certainty, such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any Claims arising from the sale of the Securities to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in the Shelf Information, any Preliminary Prospectus, the Registration Statement, any Prospectus, the Marketing Documents, any Issuer Free Writing Prospectus or any “issuer-information” filed or required to be filed pursuant to Rule 433(d) of the Rules, any amendment thereof or supplement thereto, any Written Testing-the-Waters Communication, or in any Blue Sky Application in reliance upon and in conformity with the Underwriter Information.

(b) [Reserved].

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(c) Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, against any Claims to which such party may become subject, under the Securities Act or otherwise, insofar as such Claims arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Shelf Information, any Preliminary Prospectus, the Registration Statement, the Marketing Documents or any Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Shelf Information, any Preliminary Prospectus, the Registration Statement, the Marketing Documents or any Prospectus or any such amendment or supplement in reliance upon and in conformity with the Underwriter Information.

(d) Actions against Parties; Notification. Any party that proposes to assert the right to be indemnified under this Section will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 6(a) or 6(c) shall be available to any party who shall fail to give notice as provided in this Section 6(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with local counsel), representing the indemnified parties who are parties to such action). An indemnifying party shall not be liable for any settlement of any action, suit, and proceeding or claim effected without its written consent, which consent shall not be unreasonably withheld or delayed.

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(e) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, capital, issuance, registration, transaction, transfer or similar taxes or duties, including any interest and penalties, on the creation, issue, delivery and sale of the Securities and on the execution, delivery or performance of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless required by law. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received by the Underwriters after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(c) is due in accordance with its terms but for any reason is unavailable to or insufficient to hold harmless an indemnified party in respect to any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate losses, liabilities, claims, damages and expenses (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by any person entitled hereunder to contribution from any person who may be liable for contribution) incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Common Shares pursuant to this Agreement or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective underwriting commitments and not joint.

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SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. This Agreement may be terminated with respect to the Common Shares to be purchased on the Closing Time or, in the case of the Option Securities, prior to the Additional Closing Date, by the Representative by notifying the Company at any time at or before the Closing Time or the Additional Closing Date, as the case may be, if: (i) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States as such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Common Shares or enforce contracts for the sale of the Common Shares in the manner contemplated in the Offering Documents; (ii) there has occurred any outbreak or material escalation of hostilities or acts of terrorism or other calamity or crisis the effect of which on the financial markets of the United States is material and adverse and makes it, in the judgment of the Representative, inadvisable or impracticable to market the Common Shares or enforce contracts for the sale of the Common Shares in the manner contemplated in the Offering Documents; (iii) trading in the Common Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the Toronto Stock Exchange, the ASX, the Frankfurt Stock Exchange, any Canadian Securities Regulator, the Commission or the Nasdaq Capital Market, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other Governmental Entity or regulatory authority; or (iv) a banking moratorium has been declared by any state or Federal authority; or (v) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus Supplements, a Material Adverse Effect.

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(b) Liabilities. If this Agreement is terminated pursuant to any of its provisions, the Company shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company, except that (y) if this Agreement is terminated by the Representative or the Underwriters because of any failure, refusal or inability on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters, severally, for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Common Shares or in contemplation of performing their obligations hereunder and (z) no Underwriter who shall have failed or refused to purchase the Common Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company or to the other Underwriters for damages occasioned by its failure or refusal.

SECTION 10. Default by One or More of the Underwriters. If any Underwriter shall default in its obligation to purchase on the Closing Time or an Additional Closing Date, as the case may be, the Common Shares agreed to be purchased hereunder on the Closing Time or an Additional Closing Date, as the case may be, the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase such Common Shares on the terms contained herein. If, however, the Representative shall not have completed such arrangements within such 24-hour period, then the Company shall be entitled (at the Company’s sole discretion) to a further period of 24 hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Common Shares on such terms. If, after giving effect to any arrangements for the purchase of the Common Shares of a defaulting Underwriter or Underwriters by the Representative and/or the Company (as applicable) as provided above, the aggregate number of Common Shares which remains unpurchased on the Closing Time or an Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of all the Common Shares that all the Underwriters are obligated to purchase on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Common Shares which such Underwriter agreed to purchase hereunder at such date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Common Shares which such Underwriter agreed to purchase hereunder) of the Common Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default. In any such case, either the Representative or the Company shall have the right to postpone the Closing Time or the Additional Closing Date, as the case may be, for a period of not more than seven days in order to effect any necessary changes and arrangements (including any necessary amendments or supplements to the Offering Documents or any other documents), and the Company agrees to file promptly any amendments to the Offering Documents which in the opinion of the Company and the Underwriters and their counsel may thereby be made necessary.

If, after giving effect to any arrangements for the purchase of the Common Shares of a defaulting Underwriter or Underwriters by the Representative and the Company as provided above, the aggregate number of such Common Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Common Shares to be purchased at such date, then this Agreement, or, with respect to an Additional Closing Date, the obligations of the Underwriters to purchase and of the Company, as the case may be, to sell the Option Securities to be purchased and sold on such date, shall terminate, without liability on the part of any non-defaulting Underwriter to the Company, and without liability on the part of the Company, except as provided in Sections 4(a), 6, 7 and 9. The provisions of this Section 10 shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default.

34

The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA Securities, Inc. at One Bryant Park, New York, New York 10036 Attention: Syndicate Department (email: dg.ecm_execution_services@bofa.com) with a copy to ECM Legal (email: dg.ecm_legal@bofa.com); notices to the Company shall be directed to it at 100 King Street West, Suite 5700, Toronto, ON M5X 1C7 , attention of Lewis Black (email: lewis.black@almonty.com) with a copy to Norton Rose Fulbright Canada LLP, 222 Bay Street, Suite 3000, P.O. Box 52, Toronto, ON, M5K 1E7, attention of Pierre Dagenais and Pierre-Olivier Valiquette (email: pierre.dagenais@nortonrosefulbright.com and pierre-olivier.valiquette@nortonrosefulbright.com) (facsimile: 1.416.216.3930).

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s- length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its subsidiaries, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, or its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

35

SECTION 14. [Reserved].

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation System as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

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SECTION 18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 21:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ALMONTY INDUSTRIES INC.

By:	/s/ Lewis Black
Name:	Lewis Black
Title:	Chairman, President and Chief Executive Officer

[Signature Page to the Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

For itself and as Representative of the other Underwriters named in Schedule A hereto.

BOFA SECURITIES, INC.

By:	/s/ Sarah Bayer
Authorized Signatory

[Signature Page to the Underwriting Agreement]

SCHEDULE A

The initial public offering price per share for the Securities shall be US$6.25.

The purchase price per share for the Securities to be paid by the several Underwriters shall be US$5.9219, being an amount equal to the initial public offering price set forth above less US$0.3281 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Common Shares Sold by the Company

Name of Underwriter	Number of Initial Securities	Number of Option Securities
BofA Securities, Inc.	10,800,000	1,620,000
Cantor Fitzgerald & Co.	2,700,000	405,000
D.A. Davidson & Co.	2,700,000	405,000
A.G.P./Alliance Global Partners	1,800,000	270,000
Total	18,000,000	2,700,000

Schedule A

SCHEDULE B-1

Pricing Terms

1. The Company is selling 18,000,000 Common Shares.

2. The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 2,700,000 Common Shares.

3. The initial public offering price per share for the Securities shall be US$6.25.

Schedule B-1

SCHEDULE B-2

Free Writing Prospectuses

None.

Schedule B-2

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Lewis Black

Brian Fox

Mark Trachuk

Daniel D’Amato

Dr. Thomas Gutschlag

Andrew Frazer

David Hanick

Gustave F. Perna

Alan Estevez

Sophie Frederique Wind-Veeser

Steven Allen

Almonty Partners, LLC

Schedule C

SCHEDULE D

Written Testing-the-Waters Communications

None.

Schedule D

Exhibit A

Form of Lock-Up Agreement

___________, 20____

BofA Securities, Inc.,

as Representative of the several

Underwriters named in Schedule A to the
Underwriting Agreement

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Re: Proposed Public Offering by Almonty Industries Inc.

Ladies and Gentlemen:

The undersigned, a holder of Common Shares of Almonty Industries Inc., a corporation organized under the laws of Canada (the “Company”), understands that BofA Securities, Inc. (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of its common shares (the “Common Shares,” and the Common Shares to be offered pursuant to the Underwriting Agreement, the “Securities”). In recognition of the benefit that such an offering will confer upon the undersigned as a holder of Common Shares[ and an officer and/or director of the Company], and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is [30 days]1[60 days]2 from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer directed Securities the undersigned may purchase in the offering.

1 To be included in the Lock-Up Agreements for all persons listed in Schedule C other than Lewis Black and Almonty Partners, LLC.

2 To be included in the Lock-Up Agreements for Lewis Black and Almonty Partners, LLC.

Ex-A

If the undersigned is an officer or director of the Company, (1) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Common Shares, the Representative will notify the Company of the impending release or waiver, and (2) the Company will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may offer, sell, contract to sell, transfer, assign, pledge, grant an option to purchase, or otherwise dispose of any Lock-Up Securities during the Lock-Up Period without the prior written consent of the Representative:

(i)	as a bona fide gift or gifts;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	as a distribution to limited partners or stockholders of the undersigned;

(iv)	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned or the immediate family of the undersigned;

(v)	as transfers pursuant to any sale or disposal of Lock-Up Securities pursuant to a bona fide third party tender offer for all or substantially all of the outstanding Common Shares, merger, consolidation or other similar transaction made to all holders of the Common Shares involving a change of control of the Company, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Common Shares owned by the undersigned shall remain subject to the restrictions contained in this lock-up agreement;

(vi)	in connection with or as a result of facilitating the trading of the Lock-Up Securities on another stock exchange,

(vii)	in connection with the conversion, exercise, or exchange of any Lock-Up Securities existing as of the date of the Underwriting Agreement in accordance with the terms thereof; provided that any Common Shares obtained by such conversion, exercise, or exchange shall be subject to the restrictions contained in this lock-up agreement; or

(viii)	[to cover the payment of the exercise price or the payment of taxes associated with the exercise of warrants or the exercise, vesting or settlement of any Lock-Up Securities that were issued under any Incentive Plan,][3]

provided in each case, other than (v), (vii) and (viii) above, that (1) the Representative receives a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, or otherwise publicly reported or filed, including with any Canadian Securities Administrator or on the Canadian System for Electronic Disclosure by Insiders, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers.

Furthermore, during the Lock-Up Period, the undersigned may sell the Common Shares purchased by the undersigned on the open market following the Public Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission or otherwise, including with any Canadian Securities Administrator or on the Canadian System for Electronic Disclosure by Insiders, and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities during the Lock-Up Period except in compliance with the foregoing restrictions.

[Remainder of page intentionally left blank; signature page follows]

3 To be included in the Lock-Up Agreements for Lewis Black and Almonty Partners, LLC.

Ex-A

Very truly yours,

Signature:

Print Name:

Ex-A

Exhibit B

Form of Waiver of Lock-Up

BOFA SECURITIES, INC.

Almonty Industries Inc.

Public Offering of Common Stock

, 20__

[Name and Address of
Executive Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Almonty Industries Inc. (the “Company”) of ______ shares of common stock, without par value per share (the “Common Stock”), of the Company, and the lock-up letter dated __________________, 2025 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated __________________, 20__, with respect to ______shares of Common Stock (the “Shares”).

BofA Securities, Inc. hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective __________________, 20__; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Signature of BofA Securities, Inc. Representative

Name of BofA Securities, Inc. Representative

cc: Company

Ex-B

Exhibit C

Form of Press Release

Almonty Industries Inc.
[Date]

Almonty Industries Inc. (the “Company”) announced today that BofA Securities, Inc., the lead underwriter in the Company’s recent public sale of [●] common shares, is [waiving] [releasing] a lock-up restriction with respect to                 shares of the Company’s common shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on       ,             2025, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex-C